UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 15, 2026 (June 11, 2026)

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827		38-3519512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Village Center Drive,	Van Buren Township,	Michigan	48111
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security.

(a)     The annual meeting of stockholders of the Company was held on June 11, 2026.

(b)     At the annual meeting, the stockholders elected the Company’s eight nominees for director to serve for a one-year term beginning at the 2026 annual meeting and expiring at the 2027 annual meeting of stockholders. The stockholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026 and approved the Company’s executive compensation. The final voting results are set forth below.

(1)    Election of directors (majority voting):

Nominee	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Jeffrey D. Jones	23,558,641	867,430	9,452	1,039,861
Bunsei Kure	23,873,191	553,391	8,941	1,039,861
Sachin S. Lawande	24,248,819	177,706	8,998	1,039,861
Joanne M. Maguire	24,251,364	174,837	9,322	1,039,861
Robert J. Manzo	23,033,622	1,392,655	9,246	1,039,861
Marjorie T. Sennett	24,366,588	62,998	5,937	1,039,861
Francis M. Scricco	23,756,619	662,940	15,964	1,039,861
David L. Treadwell	23,762,377	663,884	9,262	1,039,861

(2)     Ratification of the appointment of Deloitte & Touche LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
25,424,068	43,952	7,364	N/A

(3)    Provide advisory approval of the Company’s executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
23,047,216	1,234,131	154,176	1,039,861

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

On June 11, 2026, the Board of Directors of the Company re-appointed Mr. Francis M. Scricco as the non-executive Chairman of the Board of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

By:	/s/Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and Chief Legal Officer

Date: June 15, 2026